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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                February 9, 2000
                Date of Report (Date of earliest event reported)



                                  ONEOK, Inc.
             (Exact name of registrant as specified in its charter)



          Oklahoma                      1-2572                  73-1520922
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)           Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                     74103
                                   (Zip code)


                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)
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Items 1 - 4.   Not Applicable.
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Item 5.        Other Events.
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     On February 8, 2000, ONEOK, Inc. ("ONEOK") announced that they have signed a definitive agreement for ONEOK to purchase all of Kinder Morgan's (" KMI") natural gas gathering and processing business in Oklahoma, Kansas and West Texas. In addition, ONEOK agreed to purchase KMI's marketing and trading business, as well as certain storage and transmission pipelines in the mid-continent region.

     ONEOK will pay KMI approximately $114 million plus an amount equal to net working capital at closing; assume the operating lease associated with the Bushton, Kansas gas processing plant; and assume long-term capacity commitments on Natural Gas Pipeline Company of American and on Kinder Morgan Interstate Gas Transmission (formerly KN Interstate Gas Transmission Co.).

     On February 8, 2000, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.a and incorporated herein by reference.

Items 6 - 7.   Not Applicable.
------------   --------------

Items 8 - 9.   Not Applicable.
------------   ---------------
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 9/th/ day of February 2000.



                                         ONEOK, Inc.

                                    By:  Jim Kneale
                                         ----------------------------------
                                         Jim Kneale
                                         Vice President, Chief Financial
                                         Officer, and Treasurer